UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2007

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-19467	41-1533300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Berkshire Lane North Minneapolis, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

(763) 951-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant

Acquisition of Control

As previously reported, on April 28, 2007, Enpath Medical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greatbatch, Ltd. (“Parent”), an indirect wholly-owned subsidiary of Greatbatch, Inc. (“Greatbatch”), and Chestnut Acquisition Corporation (“Purchaser”), a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on May 8, 2007 to purchase all of the outstanding shares of the Company’s common stock (the “Shares”) at a price of $14.38 per share (the “Offer Price”), in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase included as an exhibit to the Tender Offer Statement on Schedule TO filed by Parent, Greatbatch and Purchaser with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2007, as amended or supplemented from time to time (the “Offer to Purchase”).

According to Mellon Investor Services LLC, the depositary for the Offer, approximately 5,790,211 Shares (including approximately 437,345 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn as of the expiration date of the initial offering period of the Offer, representing approximately 90.1% of the outstanding Shares. On June 6, 2007, the Purchaser accepted all Shares that were validly tendered for payment pursuant to the terms of the Offer in the initial Offering Period, resulting in a change in control of the Company.

The consideration for the 5,790,211 Shares tendered in the Offer as of June 6, 2007 is approximately $83.3 million. Purchaser has advised the Company that it is using cash and cash equivalents and short-term investments available for sale to pay the Offer Price for all Shares tendered.

Including those Shares already beneficially owned by Greatbatch and its subsidiaries prior to commencement of the Offer, Greatbatch and its subsidiaries beneficially own approximately 90.5% of the outstanding Shares as of June 6, 2007.

Greatbatch has also advised the Company that it expects to complete the acquisition of the Company on or about June 15, 2007 through a short-form merger without a vote or a meeting of the Company’s shareholders, after which the Company will immediately become an indirect wholly-owned subsidiary of Greatbatch. In the merger, pursuant to the Merger Agreement, each of the remaining Shares (other than Shares in respect of which dissenters’ rights are validly exercised under Minnesota law) will be converted into the right to receive the Offer Price, in cash, without interest.

Right to Designate Directors

Pursuant to the Merger Agreement and effective June 6, 2007 upon the acceptance for payment by Purchaser of the Shares validly tendered in the initial offering period, Parent is entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the “Enpath Board” or “Board”) that equals the product of: (a) the total number of directors on the Board (giving effect to the election of any additional directors designated by Purchaser pursuant to the Merger Agreement), and (b) the percentage that the number of Shares beneficially owned by either Parent or Purchaser (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company is obligated to take all action necessary to cause Parent designees to be elected or appointed to the Board, including increasing the number of directors, and seeking and accepting resignations of incumbent directors.

Parent has not yet exercised its right to designate directors on the Enpath Board as described in the foregoing paragraph. In the event that Parent does so exercise its designation rights, the Board has unanimously resolved that the current directors will cause the appropriate number of vacancies to occur by resigning in the following order, with the remaining directors causing Purchaser’s designees to be appointed in place of the resigning directors:

Initial Resignations

Michael D. Dale, Albert Emola, John C. Hertig, Richard T. Schwarz

Continuing Directors

Thomas L. Auth, James D. Hartman, Richard F. Sauter

If further resignations are needed, the continuing directors will resign in the order designated by James D. Hartman.

At such time as Parent does so exercise its designation rights, the Company is also obligated to use all reasonable best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on each committee of the Board that represents the same percentage as such individuals represent on the Board, to the fullest extent permitted by any applicable legal requirements.

The Company’s obligations to appoint Parent’s designees to the Board are subject to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder.

Greatbatch has informed the Company that it will choose its designees for the Enpath Board from executive officers of Greatbatch listed in Annex I to the Offer to Purchase. Purchaser has informed the Company that each individual named has consented to act as a director of the Company, if so appointed or elected.

Greatbatch has informed the Company that, to its knowledge, none of the individuals listed in Annex I to the Offer to Purchase has, during the past five years, (1) been convicted in a criminal proceeding or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

None of the individuals listed in Annex I to the Offer to Purchase is a director of, or holds any position with, the Company. Greatbatch has advised the Company that, to its knowledge, except as disclosed in the Offer to Purchase, none of the individuals listed in Annex I to the Offer to Purchase beneficially owns any securities (or rights to acquire any securities) of the Company or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC. Greatbatch has advised the Company that, to its knowledge, none of the individuals listed in Annex I to the Offer to Purchase has any family relationship with any director, executive officer or key employees of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2007	ENPATH MEDICAL, INC.

/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer